UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

NeuroBo Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor Boston, Massachusetts 02116 (Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

NeuroBo Pharmaceuticals, Inc. (the “Company”) estimates no revenue for the three months ended September 30, 2022. Net cash used in operating activities for the three months ended September 30, 2022 is projected to be approximately $2.4 million, 6% lower than the net cash used in operating activities for the prior-year quarter ended September 30, 2021. The Company had a cash balance of approximately $6.4 million as of September 30, 2022. The Company has not yet completed their normal quarterly review procedures for the three months ended September 30, 2022, and as such, the final results for this period may differ from these estimates. Any such changes could be material. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with U.S. generally accepted accounting principles. The preliminary results provided above are not necessarily indicative of the results to be achieved for the remainder of fiscal 2022 or any future period.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroBo Pharmaceuticals, Inc.

Date: October 24, 2022	By:	/s/ Gil Price, M.D.
Gil Price, M.D.
President and Chief Executive Officer